EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-72354) of Briazz, Inc. of our report dated March 11, 2003 relating to the financial statements which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington
March 29, 2004